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                                                                     EXHIBIT 8.1



                                [Letterhead of]

                            CRAVATH, SWAINE & MOORE
                               [New York Office]





                                                                January 20, 1998



                          Agreement and Plan of Merger
                         dated as of November 9, 1997,
                          By and Among WorldCom, Inc.,
               TC Investments Corp. and MCI Communications Corp.


Ladies and Gentlemen:

     We have acted as special counsel for WorldCom, Inc., a Georgia corporation ("Parent"), in connection with the proposed merger (the "Merger") of MCI Communications Corporation, a Delaware corporation (the "Company"), with and into TC Investments Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), pursuant to an Agreement and Plan of Merger dated as of November 9, 1997 (the "Merger Agreement"), by and among Parent, Sub and the Company under which each issued and outstanding share of Company common stock, par value $.10 per share (the "Ordinary Common Stock"), not owned directly or indirectly by the Company, Parent or Sub will be converted into the right to receive common stock of Parent ("Parent Common Stock"), and each issued and outstanding share of Class A Company common stock, par value $.10 per share (the "Class A Common Stock" and together with the Ordinary Common Stock, the "Company Common Stock"), not owned directly or indirectly by the Company, Parent or Sub will be converted into the right to receive $51 in cash.

     In that connection, you have requested our opinion regarding the material Federal income tax consequences of the Merger. In providing our opinion, we have examined the Merger Agreement, the registration statement on Form S-4 (the "Registration Statement"), which includes the Joint Proxy Statement/Prospectus of the Company and Parent, as filed with the Securities and Exchange Commission (the "SEC"), and such other documents and corporate records as we
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have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed that (i) the Merger will be consummated in the manner contemplated by the Registration Statement and in accordance with the provisions of the Merger Agreement, (ii) the statements concerning the Merger set forth in the Merger Agreement and the Registration Statement are true, correct and complete and will continue to be true, correct and complete at all times up to and including the Closing Date, (iii) the representations made to us by the Company and Parent in their respective letters to us each dated the date hereof, and delivered to us for purposes of this opinion are true, correct and complete and will continue to be true, correct and complete at all times up to and including the Closing Date (such letters, the "Representation Letters"), and
(iv) any representations made in the Representation Letters or in the Merger Agreement "to the best knowledge of" or similarly qualified are correct, and will continue to be true, correct and complete at all times up to and including the Closing Date, in each case without such qualification. If any of the above-described assumptions are untrue for any reason or if the Merger is consummated in a manner that is inconsistent with the manner in which it is described in the Merger Agreement or the Registration Statement, our opinions as expressed below may be adversely affected and may not be relied upon.

        The opinions expressed herein are based upon existing statutory, regulatory and judicial authority, any of which may be changed at any time with retroactive effect. Our opinions are limited to the tax matters specifically covered hereby, and we have not been asked to address, nor have we addressed, any other tax consequences of the Merger or any other transactions.

        Based upon the foregoing, we are of opinion that, the discussion contained in the Registration Statement under the caption "Certain Federal Income Tax Consequences" represents an accurate summary of the material Federal income tax consequences of the Merger.

        We express no opinion on any issue relating to Federal income tax consequences other than those described under the caption "Certain Federal Income Tax Consequences," we are furnishing this opinion in connection with the filing of the Registration Statement with the SEC, and this opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose without our express written permission. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any

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subsequent changes of the matters stated, represented or assumed herein or any subsequent changes in applicable law, regulations or interpretations thereof.

     We consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement and to the reference to our firm name therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the SEC promulgated thereunder.

                                        Very truly yours,

                                        CRAVATH, SWAINE & MOORE

WorldCom, Inc.
   10777 Sunset Office Drive
      Suite 330
         St. Louis, MO 63127